                                                             Exhibit 11




                              CRYSTAL OIL COMPANY

                    COMPUTATION OF INCOME PER COMMON SHARE
               (In Thousands Except Share and Per Share Amounts)
                                  (Unaudited)

                                                THREE MONTHS ENDED
                                                      MARCH 31
                                            ---------------------------
                                               1996             1995
                                            ----------       ----------
Earnings per common share:
  Income from operations                    $      743       $      528
                                            ----------       ----------
                                            ----------       ----------
  Weighted average of common
    shares outstanding                       2,654,375        2,603,209
                                            ----------       ----------
                                            ----------       ----------
Earnings per common share                   $      .28       $      .20
                                            ----------       ----------
                                            ----------       ----------
Primary: (Including dilutive
  Common Stock equivalents)
  Income from operations                    $      743       $      528
  Adjustments to income
    (net of income tax):                             -                -
                                            ----------       ----------
  Adjusted net income                       $      743       $      528
                                            ----------       ----------
                                            ----------       ----------
  Weighted average of common and
   common equivalent shares:
      Outstanding                            2,654,375        2,603,209
      Assuming conversion or exercise of:
        Stock options, net of treasury
         shares                                 25,931           39,764
        Remaining senior
          preferred stock                       33,274           33,274
                                            ----------       ----------
                                             2,713,580        2,676,247
                                            ----------       ----------
                                            ----------       ----------
  Per share amount:
      Net income                            $      .27      $       .20
                                            ----------       ----------
                                            ----------       ----------

                                                             Exhibit 11
                                                            (continued)

                              CRYSTAL OIL COMPANY

                    COMPUTATION OF INCOME PER COMMON SHARE
               (In Thousands Except Share and Per Share Amounts)
                                  (Unaudited)

                                                THREE MONTHS ENDED
                                                      MARCH 31
                                            ---------------------------
                                               1996             1995
                                            ----------       ----------
Fully-diluted:
  Income from operations                    $      743       $      528
  Adjustments to income
    (net of income tax):                             -                -
                                            ----------       ----------
  Adjusted net income                       $      743       $      528
                                            ----------       ----------
                                            ----------       ----------

  Weighted average of
    common shares:
    Outstanding                              2,654,375        2,603,209
    Assuming conversion or exercise of:
      Stock options, net of
        treasury shares                         28,929           42,225
      Remaining senior
        preferred stock                         33,274           33,274
                                            ----------       ----------
                                             2,716,578        2,678,708
                                            ----------       ----------
                                            ----------       ----------
  Per share amount:
      Net income                            $      .27       $      .20
                                            ----------       ----------
                                            ----------       ----------


NOTE:  See Note 5 of Notes to Consolidated Condensed Financial Statements.
















                                      -21-